Exhibit 21.1

(7/17-15)

Company Name	Place of Incorporation
A/D Fire Protection Systems Inc.	Canada
Agpro (N.Z.) Limited	New Zealand
AgriCoat NatureSeal Limited (83% JV)	England & Wales
Alteco Technik GmbH	Germany
API S.p.A.	Italy
Betumat Quimica Ltda.	Brazil
Bondex International, Inc.	Delaware (USA)
Carboline Company	Delaware (USA)
Carboline Italia S.p.A.	Italy
Carboline Norge AS	Norway
Citadel Restoration and Repair, Inc.	Minnesota (USA)
Corgrate Fiberglass Systems, S.A. de C.V.	Mexico
Dane Color UK Limited	England & Wales
DAP Brands Company	Delaware (USA)
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Dri-Eaz Products, Inc.	Washington (USA)
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems, Inc.	Rhode Island (USA)
Euclid Admixture Canada Inc.	Canada
The Euclid Chemical Company	Ohio (USA)
Failsafe Metering International Limited	England & Wales
Fibergrate Composite Structures Incorporated	Delaware (USA)
Finishworks, Inc.	Ohio (USA)
First Continental Services Co.	Vermont (USA)
Flowcrete Asia Sdn. Bhd.	Malaysia
Flowcrete Europe Limited (Dormant)	England & Wales
Flowcrete Group Limited	England & Wales
Flowcrete (Hong Kong) Limited	Hong Kong
Flowcrete International Limited (Dormant)	England & Wales
Flowcrete Norway AS	Norway
Flowcrete Sweden AB	Sweden
Flowcrete UK Limited	England & Wales
F T Morrell & Company Limited	England & Wales
GJP Holdings Limited	England & Wales
Grupo StonCor, S.A. de C.V.	Mexico
Guardian Protection Products, Inc.	Delaware (USA)
HiChem Paint Technologies Pty. Ltd.	Australia
Hummervoll Industribelegg AS	Norway
II Rep-Z, Inc.	Pennsylvania (USA)
Kirker Enterprises, Inc.	Delaware (USA)
Kirker Europe Limited	Scotland
Kirker International Holdings, LLC	Delaware (USA)
Kirker International Limited	Scotland
Kop-Coat, Inc.	Ohio (USA)
Kop-Coat New Zealand Limited	New Zealand
Krud Kutter, Inc.	Georgia (USA)
LBG Holdings, Inc.	Delaware (USA)

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.

Mantrose-Haeuser Co., Inc.	Massachusetts (USA)
Martin Mathys NV	Belgium
Morrells WFG Ltd. (Dormant)	England & Wales
NatureSeal, Inc. (83% JV)	Delaware (USA)
New Ventures Funding, LLC	Delaware (USA)
New Ventures (UK) Limited	England & Wales
New Ventures II (UK) Limited	England & Wales
NMBFiL, Inc. (fka Bondo Corporation)	Ohio (USA)
Pipeline and Drainage Systems Limited	England & Wales
Radiant Color NV	Belgium
RPM Canada, a General Partnership	Canada
RPM Canada Company	Canada
RPM Canada Investment Company	Canada
RPM Consumer Holding Company	Delaware (USA)
RPM Enterprises, Inc.	Delaware (USA)
RPM Europe Holdco B.V.	Netherlands
RPM Funding Corporation	Delaware (USA)
RPM Germany GmbH	Germany
RPM Holdco Corp.	Delaware (USA)
RPM Industrial Holding Company	Delaware (USA)
RPM International Inc.	Delaware (USA)
RPM Ireland IP Limited	Ireland
RPM Lux Enterprises S.àr.l.	Luxembourg
RPM Lux Holdco S.àr.l.	Luxembourg
RPM New Horizons Belgium SCRL	Belgium
RPM New Horizons Italy S.r.l.	Italy
RPM New Horizons Netherlands B.V.	Netherlands
RPM New Horizons Spain, S.L.U.	Spain
RPM Performance Coatings Group, Inc.	Delaware (USA)
RPM United Kingdom G.P.	Non-registered UK Partnership.
RPM Ventures C.V.	Netherlands
RPM Ventures Netherlands B.V.	Netherlands
RPM WFG Finishworks Holdings, Inc.	Nevada (USA)
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPOW France S.A.S.	France
RPOW UK Limited	England & Wales
Rust-Oleum Argentina S.A.	Argentina
Rust-Oleum Australia Pty. Limited	Australia
Rust-Oleum Brands Company	Delaware (USA)
Rust-Oleum Corporation	Illinois (USA)
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Netherlands B.V.	Netherlands
Skagit Northwest Holdings, Inc.	Washington (USA)
Specialty Products Holding Corp.	Ohio (USA)
StonCor Africa (Proprietary) Limited	South Africa
StonCor Corrosion Specialists Group Ltda.	Brazil
StonCor Group, Inc.	Delaware (USA)
TCI, Inc.	Georgia (USA)
Tevco Enterprises, Inc.	New Jersey (USA)
Tor Coatings Limited	England & Wales
Toxement, S.A.	Colombia
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Holdings, Inc.	Delaware (USA)
Tremco illbruck Coatings Limited	England & Wales
Tremco illbruck GmbH & Co. KG	Germany

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.

Tremco illbruck Group GmbH	Germany
Tremco illbruck Productie B.V.	Netherlands
Tremco illbruck Produktion GmbH	Germany
Tremco illbruck SAS	France
Tremco Incorporated	Ohio (USA)
Universal Sealants (U.K.) Limited	England & Wales
Vandex Holding AG	Switzerland
Viapol Ltda.	Brazil
Watco UK Limited	England & Wales
Weatherproofing Technologies, Inc.	Delaware (USA)

Note: RPM International Inc. has a 23.15% interest in Kemrock Industries & Exports Ltd. (India).

**	When a % is noted without JV, the remaining % of shares are held by the directors of the company.